                                                                    EXHIBIT 3.02


                           SECOND AMENDED AND RESTATED
                             OPERATING AGREEMENT OF
                           JAZZ CASINO COMPANY, L.L.C.

         This Second Amended and Restated Operating Agreement (the "Agreement") of Jazz Casino Company, L.L.C. (the "Company") is entered into and shall be effective as of the 29th day of March, 2001, by and between:

         JCC Holding Company, a Delaware corporation ("JCC Holding") whose address is One Canal Place, 365 Canal Street, Suite 900, New Orleans, Louisiana 70130; and

         Jazz Casino Company, L.L.C., a Louisiana limited liability company, whose address is One Canal Place, 365 Canal Street, Suite 900, New Orleans, Louisiana 70130;

pursuant to the provisions of the Louisiana Limited Liability Company Law, LSA-R.S. 12:1301, et seq. (the "Act"), and on the following terms and conditions:

         1. Formation. JCC Holding has caused the Company to be formed as a limited liability company pursuant to the provisions of the Act, and upon the terms and conditions set forth in the Articles (as defined below) and this Agreement.

         2. Member. As used in this Agreement, the term "Member" means any person, including the Initial Member, who is admitted to the Company as a Member, excluding, however, any person who shall have ceased to be a Member in compliance with the provisions of this Agreement, the Articles and the Act. The term "person" means any natural person, corporation, partnership, trust, estate, joint venture, limited liability company or other entity or association. The Members are the "members" of the Company for purposes of Section 1301(A)(13) of the Act. As of the date of this Agreement, the Initial Member is the sole Member of the Company.

         3. Operating Agreement. This Agreement shall be considered the "operating agreement" of the Company within the meaning of Section 1301(A)(16) of the Act. The rights and obligations of the Members and the administration and termination of the Company shall be governed by this Agreement, the Articles and the Act; provided, however, that to the extent this Agreement is inconsistent in any respect with the Act, this Agreement shall control.

         4. Company Name. The name of the Company shall be Jazz Casino Company, L.L.C.

         5. Purpose. The business and purpose of the Company shall be to engage in any activity for which limited liability companies may be engaged under applicable law (including, without limitation, the Act).


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         6. Classification For Federal Income Tax Purposes. Pursuant to Treasury
Regulations Section 301.7701-3, it is intended that the Company be an association taxable as a corporation for federal income tax purposes.

         7. Principal Place of Business and Mailing Address. The principal place of business of the Company shall be located at One Canal Place, 365 Canal Street, Suite 900, New Orleans, Louisiana 70130, and the mailing address of the Company shall be One Canal Place, 365 Canal Street, Suite 900, New Orleans, Louisiana 70130. The Members may change the principal place of business and/or mailing address of the Company to any other place or address, respectively, within or without the State of Louisiana at any time without an amendment to this Agreement.

         8. Registered Agent and Registered Office. The registered office and registered agent of the Company in the State of Louisiana shall be as the Members may designate from time to time.

         9. Term. The term of the Company shall commence on the date the Company's separate existence begins under the Act as a result of the filing of the articles of organization described in Section 1305 of the Act (together with any amendments, the "Articles") in the office of the Secretary of State of Louisiana in accordance with the Act and shall continue in perpetuity unless its business and affairs are earlier wound up following dissolution at such time as this Agreement may specify.

         10. Membership Interest. The only interest of any Member in the Company shall be the Member's ownership interest ("Membership Interest"), including any and all benefits to which the holder of such a Membership Interest may be entitled under this Agreement, the Articles and the Act, together with all obligations of such holder to comply with the terms and provisions of this Agreement, the Articles and the Act.

         11. Units of Membership. The aggregate Membership Interest of the Members in the Company shall be divided into units (collectively, "Units"). A Unit includes any and all benefits to which the holder of such Unit may be entitled as provided in this Agreement, together with all obligations of such holder to comply with the terms and provisions of this Agreement. There shall be 1,000 Units which is the maximum number the Company is authorized to issue. The percentage interest of a Member in the Company as of any date shall be the ratio (expressed as a percentage) of the number of Units held by such Member on that date to the aggregate Units held by all Members on that date (the "Percentage Interest"). The Units and Percentage Interest of the sole and Initial Member as of the date of this Agreement are as follows:

Unit Holder             No. of Units Held      Percentage Interest in Company
-----------             -----------------      ------------------------------
JCC HOLDING COMPANY           1,000                         100%


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

         12. Capital Contributions. On the date a Plan of Reorganization under Chapter 11 of the Bankruptcy Code of Harrah's Jazz Company, Harrah's Jazz Finance Corp. and Harrah's New Orleans Investment Company was consummated, the Initial Member contributed to the capital of the Company cash in the amount of $100.00. The Initial Member shall not be required to make any other or additional contribution to the capital of the Company but may, in its sole and absolute discretion, make additional contributions to the capital of the Company.

         13. Management of Company. All decisions relating to the business affairs and properties of the Company shall be made by the Members. The Members may appoint a President and one or more Vice Presidents and such other officers of the Company as the Members may deem necessary or advisable to manage the day-to-day business affairs of the Company (the "Officers"). The Officers shall serve at the pleasure of the Members. To the extent delegated by the Members, the Officers shall have the authority to act on behalf of, bind and execute and deliver documents in the name and on behalf of the Company. No such delegation shall cause any Member to cease to be a Member. Such Officers, when and if appointed by the Members, shall have such authority and responsibility as is generally attributable to the holders of such offices in limited liability companies formed under the Act. In addition, until such time as such delegation of authority is revoked by the Members in their sole and absolute discretion, the President, when and if appointed by the Members, is hereby authorized to take any and all actions consistent with the purposes of the Company that he or she believes is in the best interests of the Company. Notwithstanding any other provision of this Agreement, the Officers of the Company shall not take or authorize any action constituting an Affiliate Party Transaction (as defined in the Amended and Second Restated Certificate of Incorporation of the Member) unless such Affiliate Party Transaction is approved by the Board of Directors of the Initial Member in accordance with the requirements of the Amended and Second Restated Certificate of Incorporation of the Initial Member.

         14. Acts of Members. Except as specifically otherwise provided in this Agreement, whenever by the terms of this Agreement, the Articles or by law the vote, consent, approval, election or other action of the Members is required or permitted, the affirmative vote, consent, approval, election or other action of the Members holding a Majority of the Percentage Interests shall be the act of the Members. "Majority of the Percentage Interests" means Percentage Interests representing more than 50% of the Percentage Interests then held by all Members.

         15. Limitation of Liability and Indemnification of Members. No Member shall be personally liable for monetary damages for breach of any duty provided for in LSA-R.S. 12:1314. The Company shall defend, indemnify and hold harmless each Member against judgments, settlements, penalties, fines or expenses incurred because such person or entity is or was a member of the Company.

         16. Indemnification of Officers and Employees. The Company may, in its sole and absolute discretion, defend, indemnify and hold harmless the Officers, employees or agents of the Company against judgments, settlements, penalties, fines or expenses incurred because such person is or was an Officer, employee or agent of the Company,


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except in the case of an Officer's, employee's or agent's fraud, willful misconduct, malfeasance or bad faith.

         17. Profits and Losses. Profits and losses and each item of income, gain, loss, deduction and credit of the Company shall be allocated, for all purposes, pro rata, in proportion to the Members' respective Percentage Interests.

         18. Distributions. The Company shall distribute cash or other property from time to time 100% to the Members in such amount or of such type and at such times as the Members may determine.

         19. Company Books and Records. In addition to the records required to be maintained pursuant to Section 1319 of the Act, the Company shall maintain separate books and records of accounts for the Company in such manner and form as the Members deem appropriate.

         20. Certificates of Membership. The ownership of the Units shall be evidenced by Certificates in substantially the form attached as Exhibit A. Each Certificate shall be dated the date of issuance of the Certificate. Each Certificate shall be signed by an Officer of the Company or a Majority of Interest of the Members, if there is more than one Member (which signature may be on or affixed to the Certificate).

         21. Transfer Records. The Company shall maintain or cause to be maintained records reflecting the name and address of the holder of each Certificate, the number of Units represented by each Certificate, the date of issuance and transfer of each Certificate, the name and address of each transferee of a Certificate, and any other information the Company deems necessary or advisable.

         22. Mutilated, Destroyed, Lost or Stolen Certificates. In the event that any Certificate is mutilated, destroyed, lost, or stolen, the Company in its discretion may issue to the registered holder of such Certificate as shown by the records of the Company a new Certificate in exchange and substitution for the mutilated Certificate, or in lieu of and substitution for the Certificate so destroyed, lost, or stolen. In every case the applicant for a substituted Certificate shall furnish to the Company such security, indemnity or bond as the Company may reasonably require to save the Company harmless and, in every case of destruction, loss, or theft of a Certificate, the applicant also shall furnish to the Company evidence to its satisfaction of such destruction, loss, or theft.

         23. Transfer of Units. No sale, assignment, transfer, pledge or other disposition ("Transfer") of any Unit shall be effective as against the Company prior to its entry on the records of the Company upon surrender of the Certificate evidencing ownership of such Unit and compliance with such reasonable regulations as the Company may prescribe. Until the registration of any such Transfer in the records of the Company, the Company may treat for all purposes, including without limitation the making of distributions and voting, the holder of any Certificate as shown by the Company's records as the owner of the Units evidenced thereby and shall not be charged with notice of any claim or demand by any other party respecting such Certificate or the


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


interest represented thereby. A Unit owner by assignment or otherwise shall hold the Unit subject to all of the terms and provisions of this Agreement and the Articles.

         24. Restrictions on Transfer. Any Transfer of a Unit is subject to the restrictions set forth in the Articles and the following additional restrictions:

             (a) Admission to Membership. Any Transfer of a Unit shall not entitle the transferee to become or to exercise any rights or powers of a Member unless and until the transferee is admitted in accordance with the provisions of this Agreement, the Articles, and the Act including without limitation the provisions of Section 1332(A) of the Act.

             (b) Securities Law Compliance. The Units of Membership Interest have not been registered under the Securities Act of 1933, as amended, or any state or foreign securities law. Neither the Units, nor any portion thereof, may be sold, transferred, assigned, hypothecated or otherwise disposed of in the absence of such registration and qualification under applicable state or foreign securities law unless in the opinion of counsel reasonably satisfactory to the Company an exemption therefrom is available under said act and any applicable state or foreign securities law.

         25. Non-Admitted Transferee. A person who acquires a Unit but who is not admitted as a substituted or additional Member: (a) shall not have the right to become a substituted or additional Member without the consent of the Members in accordance with the provisions of the Act, which consent may be given or withheld in the sole and absolute discretion of the Members, (b) shall be entitled only to receive such distribution or distributions, to share in such profits and losses, and to receive such allocation of income, gain, loss, deduction, credit, or similar item to which the transferor was entitled to the extent transferred, (c) shall have no right to any information or accounting of the affairs of the Company, (d) shall not be entitled to inspect the books or records of the Company, and (e) shall not have any of the rights of a Member under this Agreement or of a member under the Act, including, without limitation, the right to vote upon or consent to actions of the Company. Notwithstanding anything in this Agreement to the contrary, the Initial Member hereby consents to the pledge and assignment of all Units held by the Initial Member to the Bank of New York, as collateral agent, pursuant to, and on the terms and conditions contained in, the Pledge Agreement and the Security Agreement, each dated March 30, 2001, and each executed by the Initial Member, the Company, JCC Fulton Development, L.L.C., JCC Canal Development, L.L.C. and JCC Development, L.L.C. in favor of the Bank of New York, as collateral agent.

         26. Legends. Each Member hereby agrees that the following legends shall be placed upon each Certificate evidencing ownership of Units:

         THE UNITS OF MEMBERSHIP INTEREST REPRESENTED HEREBY ARE SUBJECT TO FURTHER RESTRICTIONS AS TO THEIR SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION AS SET FORTH IN THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF THE COMPANY. SUCH



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         RESTRICTIONS INCLUDE THAT NO VENDEE, TRANSFEREE, ASSIGNEE, OR ENDORSEE
         SHALL HAVE THE RIGHT TO BECOME A SUBSTITUTED MEMBER WITHOUT THE CONSENT OF MEMBERS IN ACCORDANCE WITH THE PROVISIONS OF THE LOUISIANA LIMITED LIABILITY COMPANY LAW, LA. R.S. Sections 12:1301 ET SEQ. WHICH CONSENT MAY BE GIVEN OR WITHHELD IN THE SOLE AND ABSOLUTE DISCRETION OF SUCH MEMBERS.

         THE UNITS OF MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR FOREIGN SECURITIES LAW. NEITHER THESE UNITS, NOR ANY PORTION THEREOF MAY BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION UNDER APPLICABLE STATE OR FOREIGN SECURITIES LAW UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AN EXEMPTION THEREFROM IS AVAILABLE UNDER SAID ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES LAW.

         THE PURPORTED SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY MUST RECEIVE THE PRIOR APPROVAL OF THE LOUISIANA GAMING CONTROL BOARD. THE PURPORTED SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION, OF ANY SECURITY OR SHARES ISSUED BY THE ENTITY ISSUING THIS SECURITY IS VOID UNLESS APPROVED IN ADVANCE BY THE LOUISIANA GAMING CONTROL BOARD. IF AT ANY TIME AN INDIVIDUAL OWNER OF ANY SUCH SECURITY IS DETERMINED TO BE UNSUITABLE UNDER THE LOUISIANA ECONOMIC DEVELOPMENT AND GAMING CORPORATION ACT, LOUISIANA REVISED STATUTES 27:201 ET SEQ., AND ALL OTHER RELEVANT PROVISIONS OF LOUISIANA REVISED STATUTES 27:1 ET SEQ., AS IT MAY BE AMENDED FROM TIME TO TIME, AND REGULATIONS ADOPTED BY THE LOUISIANA GAMING CONTROL BOARD PURSUANT TO AND AUTHORIZED BY LOUISIANA REVISED STATUTES 27:24 TO CONTINUE AS A PERMITEE OR SUITABLE PERSON, THE ISSUING ENTITY SHALL ENSURE THAT SUCH PERSON OR PERSONS MAY NOT: (1) RECEIVE ANY DIVIDEND OR INTEREST UPON ANY SUCH SECURITY; (2) EXERCISE, DIRECTLY OR INDIRECTLY THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH SECURITY; (3) RECEIVE REMUNERATION IN ANY FORM FROM THE CASINO OPERATOR, CASINO MANAGER, OR AFFILIATES FOR SERVICES RENDERED OR OTHERWISE; (4) RECEIVE ANY ECONOMIC BENEFIT FROM



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         THE CASINO OPERATOR, CASINO MANAGER OR AFFILIATES; (5) CONTINUE IN AN
         OWNERSHIP OR ECONOMIC INTEREST IN THE CASINO OPERATOR; OR (6) FUNCTION AS A MANAGER, OFFICER, DIRECTOR OR PARTNER OF THE CASINO OPERATOR.

         27. Dissolution and Winding Up. The Company shall dissolve at the time and date specified in, and its business and affairs shall be wound up pursuant to, a written instrument executed by the Members. If a Member's membership in the Company ceases as a result of the Member's dissolution or termination as an entity at a time when the Company has no other member, the successors in interest of the Member with respect to its interest in the Company shall become substitute members in the Company upon the occurrence of such event, each holding a proportionate membership interest in the Company in accordance with its interest as a successor to the Member, and the Company shall not dissolve.

         28. Amendments. This Agreement and the Articles may not be amended, cancelled, modified or restated without (i) the approval of the Louisiana Gaming Control Board (the "LGCB") unless LGCB approval of any such amendment, cancellation, modification or restatement is not required pursuant to applicable Louisiana gaming laws, rules or regulations, and (ii) the written approval of the Members. Certification of the Membership Interests of this Company is deemed to be an amendment to this Agreement requiring the approvals set forth above.

         29. Governing Law. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana without regard to otherwise governing principles of conflicts of law.

         30. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.


                           [Signature Page to Follow]



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                  IN WITNESS WHEREOF, the parties have entered into this Second
Amended and Restated Operating Agreement of Jazz Casino Company, L.L.C., effective as of the day first above set forth.


JCC HOLDING COMPANY,                       JAZZ CASINO COMPANY, L.L.C.,
a Delaware corporation                     a Louisiana limited liability company


By:
    ----------------------------           By:   JCC HOLDING COMPANY,
       FREDERICK W. BURFORD                      A DELAWARE CORPORATION
       Its: President                            Its:  Sole Member



                                           By:
                                              ---------------------------------
                                                 Frederick W. Burford
                                                 Its:  President



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



                                    EXHIBIT A

            LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST CERTIFICATE

                                __________, 2001

               ORGANIZED UNDER THE LAWS OF THE STATE OF LOUISIANA

                           JAZZ CASINO COMPANY, L.L.C.

                          UNITS OF MEMBERSHIP INTEREST

Certificate No.                                                       UNITS ____


         This certifies that ____________ is the registered holder of _____ Units of Membership Interest of the above-named Company, transferable only on the books of the Company by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed and in accordance with the terms and conditions of the Articles of Amendment to Articles of Organization and the Second Amended and Restated Operating Agreement of the Company, copies of which may be inspected and copied during normal business hours at the executive office of the Company,

         THE UNITS OF MEMBERSHIP INTEREST REPRESENTED HEREBY ARE SUBJECT TO FURTHER RESTRICTIONS AS TO THEIR SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION AS SET FORTH IN THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF THE COMPANY. SUCH RESTRICTIONS INCLUDE THAT NO VENDEE, TRANSFEREE, ASSIGNEE, OR ENDORSEE SHALL HAVE THE RIGHT TO BECOME A SUBSTITUTED MEMBER WITHOUT THE CONSENT OF MEMBERS IN ACCORDANCE WITH THE PROVISIONS OF THE LOUISIANA LIMITED LIABILITY COMPANY LAW, LA. R.S. SECTIONS 12:1301 ET SEQ. WHICH CONSENT MAY BE GIVEN OR WITHHELD IN THE SOLE AND ABSOLUTE DISCRETION OF SUCH MEMBERS.

         THE UNITS OF MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR FOREIGN SECURITIES LAW. NEITHER THESE UNITS, NOR ANY PORTION THEREOF MAY BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION UNDER APPLICABLE STATE OR FOREIGN SECURITIES LAW UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE



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



COMPANY AN EXEMPTION THEREFROM IS AVAILABLE UNDER SAID ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES LAW.

THE PURPORTED SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY MUST RECEIVE THE PRIOR APPROVAL OF THE LOUISIANA GAMING CONTROL BOARD. THE PURPORTED SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION, OF ANY SECURITY OR SHARES ISSUED BY THE ENTITY ISSUING THIS SECURITY IS VOID UNLESS APPROVED IN ADVANCE BY THE LOUISIANA GAMING CONTROL BOARD. IF AT ANY TIME AN INDIVIDUAL OWNER OF ANY SUCH SECURITY IS DETERMINED TO BE UNSUITABLE UNDER THE LOUISIANA ECONOMIC DEVELOPMENT AND GAMING CORPORATION ACT, LOUISIANA REVISED STATUTES 27:201 ET SEQ., AND ALL OTHER RELEVANT PROVISIONS OF LOUISIANA REVISED STATUTES 27:1 ET SEQ., AS IT MAY BE AMENDED FROM TIME TO TIME, AND REGULATIONS ADOPTED BY THE LOUISIANA GAMING CONTROL BOARD PURSUANT TO AND AUTHORIZED BY LOUISIANA REVISED STATUTES 27:24, TO CONTINUE AS A PERMITEE OR SUITABLE PERSON, THE ISSUING ENTITY SHALL ENSURE THAT SUCH PERSON OR PERSONS MAY NOT: (1) RECEIVE ANY DIVIDEND OR INTEREST UPON ANY SUCH SECURITY; (2) EXERCISE, DIRECTLY OR INDIRECTLY THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH SECURITY; (3) RECEIVE REMUNERATION IN ANY FORM FROM THE CASINO OPERATOR, CASINO MANAGER, OR AFFILIATES FOR SERVICES RENDERED OR OTHERWISE; (4) RECEIVE ANY ECONOMIC BENEFIT FROM THE CASINO OPERATOR, CASINO MANAGER OR AFFILIATES; (5) CONTINUE IN AN OWNERSHIP OR ECONOMIC INTEREST IN THE CASINO OPERATOR; OR (6) FUNCTION AS A MANAGER, OFFICER, DIRECTOR OR PARTNER OF THE CASINO OPERATOR.

         The Units of Membership Interest in this Company are securities for purposes of Chapter 8 of the Louisiana Commercial Laws, La. R.S. Sections 10:8-101 et seq. and Chapter 9 of the Louisiana Commercial Laws, La. R.S. Sections 10:9-101 et seq. The designation of the Membership Interests as securities is made pursuant to La. R.S. Sections 10:8-103(c) and N.Y. U.C.C. Law
Section 8-103(c) (McKinney 1993).

         IN WITNESS WHEREOF, the said Company has caused this Certificate to be signed by its Secretary this 28th day of March, 2001.

                                         JAZZ CASINO COMPANY, L.L.C.


                                         By:
                                            ------------------------------------
                                            L. Camille Fowler
                                            Its:  Secretary



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



For Value Received, _________________ hereby sells, assigns and transfers unto _____________ _________ Units of Membership Interests represented by the within Certificate, and does hereby irrevocably constitute and appoint ______________________, as Attorney, to transfer the said Membership Interests on the books of the within named Company with full power of substitution in the premises.

         Dated __________________, 2001.

         In the presence of:


         --------------------------           ----------------------------

                                      * * *





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